UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

August 1, 2007
(Date of earliest event reported)

SPECTRUM BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

(770) 829-6200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 6, 2007, Spectrum Brands, Inc. (the "Company") announced that, following discussions with the Company, Randall J. Steward voluntarily resigned from his position as the Company's Executive Vice President and Chief Financial Officer effective June 6, 2007.

In connection with Mr. Steward's resignation, the Company and Mr. Steward entered into a separation agreement, dated August 1, 2007 (the "Separation Agreement"), pursuant to which Mr. Steward is entitled to substantially the same compensation and other benefits to which he would be entitled under his Amended and Restated Employment Agreement with the Company, dated as of April 1, 2005 (the "Employment Agreement"), upon the termination by the Company of his employment "without Cause." In addition, the Separation Agreement provides that Mr. Steward will be entitled to a full-year cash bonus for the fiscal year ending September 30, 2007, subject to the Company's satisfaction of performance measures, and payable at the time bonuses, if any, are paid to Company employees under the Company's management incentive plan. The Separation Agreement further provides that with respect to (i) that certain Restricted Stock Award Agreement dated February 1, 2006, Mr. Steward will be treated as remaining actively employed by the Company until December 31, 2007 and (ii) with respect to that certain Restricted Stock Award Agreement dated April 1, 2005 pursuant to which 25,000 shares were awarded, which by its terms would forfeit upon the termination of Mr. Steward’s employment, will instead continue to lapse on October 1, 2008, as they would have under the terms of the Restricted Stock Award Agreement in the absence of such a termination. All other restricted stock awards and stock options previously granted to Mr. Steward will continue to be governed by the terms of the underlying award agreements. In addition to other customary provisions, the Separation Agreement provides for mutual general releases, subject to certain customary-carve-outs.

As a result of the Separation Agreement, only the noncompetition and nonsolicitation, confidentiality and certain other provisions regarding interpretation and remedies of the Employment Agreement remain in effect. The Employment Agreement was filed with the Securities and Exchange Commission as Exhibit 10.5 to the Company’s Annual Report on Form 10-K on December 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2007	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
Name: Anthony L. Genito Title: Senior Vice President, Chief Financial Officer and Chief Accounting Officer